EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

First Vice President

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND

LAREDO, TX, September 17, 2012 - International Bancshares Corporation (“IBC”)  today, announced that on September 14, 2012, IBC’s Board of Directors approved the declaration of a 20 cents per share cash dividend for shareholders of record as of the close of business on September 28, 2012, payable on October 15, 2012.  “This cash dividend was made possible because of the continuing good results of IBC, even in these challenging economic times,” said Dennis E. Nixon, Chairman and President of IBC.

It is the inclination of the Board to continue to declare semiannual cash dividends.  However, any declaration of future cash dividends will depend upon IBC’s financial position, strategic plans, and general business conditions at the time.

IBC (NASDAQ:IBOC - News) is an $11.6 billion multi-bank financial holding company headquartered in Laredo, Texas, with 210 facilities and more than 335 ATMs serving 88 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.